CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275600 on Form S-8 and Registration Statement No. 333-288513 on Form S-3 of our report dated March 13, 2026, relating to the financial statements of Shimmick Corporation appearing in this Annual Report on Form 10-K for the fiscal year ended January 2, 2026.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

March 13, 2026